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                                                                   Exhibit 10.31


                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


        This Employment Agreement (the "Agreement") is entered into effective as of the 1st day of January, 2006 by and between Calton, Inc. (the "Employer" or the "Company"), a New Jersey corporation which maintains its principal executive offices at 2050 40th Avenue, Suite One, Vero Beach, Florida 32960, and Anthony
J. Caldarone (the "Executive"), an individual residing at 162 Anchor Drive, Vero Beach, Florida 32963.

                              W I T N E S S E T H:

        WHEREAS, the Company is engaged in the acquisition, design, development, construction and marketing of residential real estate including, without limitation, residential housing units; and

        WHEREAS, the Executive has had extensive experience in the field of residential and commercial real estate development and other related areas in a management capacity and has served as Chairman, President and Chief Executive Officer of the Company since 2003; and

        WHEREAS, the Employer desires to provide for the continued employment of the Executive as the President and Chief Executive Officer of the Company and for the Executive to serve as the Chairman of the Board of Directors of the Company (the "Board") pursuant to the terms and conditions of this Agreement since the Employer believes that the Executive's business and technical experience, skill, acumen, and expertise will enhance the business and improve the profitability of the Company.

        NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.      EMPLOYMENT.

                1.1. TERM. The term of this Agreement shall commence on January 1, 2006 and end on December 31, 2006 (the "Term"), unless further extended or sooner terminated as hereinafter provided.

                1.2. POWERS, DUTIES AND RESPONSIBILITIES. For the Term of this Agreement, the Employer hereby employs the Executive, and the Executive hereby accepts employment with the Employer, to render service as President, Chief Executive Officer and Chairman of the Board of the Company, with such powers, duties and responsibilities consistent with the position of President, Chief Executive Officer and Chairman of the Board as provided for in the Employer's By-laws and as otherwise may from time to time be determined by the Board and subject to the rights of the shareholders of the Company. The Executive agrees to devote the necessary working time to the Employer as shall be reasonably required to accomplish the Company's

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goals and to diligently perform all duties and fulfill all responsibilities incident to his employment in a businesslike and efficient manner. The Executive shall be responsible for each facet of the Employer's business operations, and the Executive will report directly to the Employer's Board.

                1.3. The Executive agrees that he will not become involved in any activity outside of the business of the Company that would materially interfere with the performance of his duties hereunder or any activity that would be inimical to or contrary to the best interests of the Employer.

        2.      COMPENSATION AND BENEFITS.

                2.1. SALARY. During the period of the Executive's employment hereunder, the Executive shall receive a salary of One Hundred Thousand Dollars ($100,000) per annum paid in accordance with the Employer's normal payroll practices (the "Base Compensation"). The payment of such Base Compensation to the Executive shall not prevent the Executive from participating in any other compensation or benefit plan provided by the Employer, unless excluded by the terms of any such plan. No other compensation, benefit, or payment made by the Employer hereunder shall in any way limit or reduce the obligation of the Employer to pay the Executive's Base Compensation hereunder. Base Compensation as defined and used herein shall include any increase thereto pursuant to an action of the Board or the Compensation Committee of the Board (the "Compensation Committee").

                2.2. BONUS COMPENSATION. The Executive shall be eligible to receive bonus compensation pursuant to the Executive's participation in the Calton, Inc. Incentive Compensation Plan ("Incentive Plan"). The Executive shall be eligible to participate in any other bonus compensation plan or arrangement otherwise provided by the Employer to senior level executives of the Company.

                2.3. BENEFIT PLANS. The Executive will be entitled to participate in all Employer benefit plans available, or hereafter made available, to senior level executives of the Employer, including the Company's severance policy for senior executives as such policy may be in effect from time to time. The Executive will be eligible to participate in any existing stock option plan or any stock option plan or arrangement hereafter adopted by the Employer. Except as provided herein or required by the terms of an Employer sponsored benefit plan, nothing paid to the Executive under any such plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Compensation payable to the Executive pursuant to
Section 2.1 of this Agreement.

                2.4. PERQUISITES. The Executive shall be entitled to receive any perquisites available, or hereafter made available, to senior level executives of the Company.

                2.5.    VACATION. The Executive shall be entitled to fifteen
(15) days paid vacation per annum.

        3. EMPLOYMENT PERIOD. The Executive's employment with the Employer shall at all times be "at-will" and may continue until either Employer or Executive have notified the other of the termination of employment with Employer, which termination may be for any lawful reason or no reason at all, at any time, with or without notice.


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        4.      COVENANTS OF THE EXECUTIVE.

                4.1. COVENANTS AGAINST COMPETITION. The Executive acknowledges that (i) the principal business of the Employer is the acquisition, design, development, construction and marketing of residential real estate including residential housing units; (ii) the Employer's business is conducted in the State of Florida; (iii) the Executive's work for the Employer will bring him and will continue to bring him into close contact with many trade secrets of and confidential information concerning the Employer, its subsidiaries and its affiliates which are not readily available to the public; and (iv) the covenants in this Section 4 are essential to protect the business and goodwill of the Employer. In order to induce the Employer to enter into this Agreement, the Executive covenants and agrees that:

                        4.1.1. NON-COMPETE. For the Term of this Agreement, and for a period of twelve (12) months following termination of the Executive's employment (the "Restricted Period") the Executive shall not, in the State of Florida: (i) compete with the Employer by engaging in the Employer's business of acquiring, designing, developing, constructing and marketing residential real estate, including, without limitation, residential housing units; or (ii) become interested in or engaged in the Employer's business of acquiring, designing, developing, constructing and marketing residential real estate, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, senior level management employee, trustee, consultant or in any other relationship or capacity.

                        4.1.2. CORPORATE OPPORTUNITIES. During the Restricted Period, the Executive shall not acquire any ownership, beneficial or pecuniary interest in, or become a director, officer or significant equity holder of, any entity that acquires any ownership, beneficial or pecuniary interest in, any residential real estate development project of the Employer or any of its subsidiaries or other affiliated entities.

                        4.1.3. CONFIDENTIAL INFORMATION. During and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, except in the course of performing his duties for the Employer, all proprietary and/or confidential matters of the Employer, its subsidiaries and its affiliates, including, without limitation, details of contracts, pricing policies, operational methods, marketing plans and strategies, real estate acquisition, development and design techniques, projects and plans, business acquisition plans, new personnel acquisition plans, and other business affairs of the Employer and its subsidiaries and other affiliated entities learned by the Executive heretofore or hereafter; provided, however, the Executive shall not be restricted with respect to use of confidential information that (i) was rightfully known to Executive prior to disclosure by Employer; (ii) is or becomes public knowledge through no action or default on the part of the Executive; (iii) is disclosed to the Executive by a third party, provided that the third party has the lawful right to make such disclosure; (iv) is approved by the Board in writing for disclosure to specified third parties; or (v) is required to be disclosed by Executive pursuant to a court order.


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                        4.1.4.  NONSOLICITATION OF EMPLOYEES. During the
        Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage any employee to leave the employment of the Employer or any of its subsidiaries or other affiliated entities.

                        4.1.5. PROPERTY OF THE EMPLOYER. All memoranda, notes, lists, records and other documents and all copies thereof, including, but not limited to, such items stored in computer memories, on microfilm or by any other means, made or compiled by or on behalf of the Executive, or made available to the Executive, concerning the business of the Employer or any of its subsidiaries or other affiliated entities are and shall be the Employer's property and shall be delivered to the Employer promptly upon the termination of the Executive's employment with the Employer or at any other time on request. The Executive shall be entitled to copies of any of the materials referenced herein, at no cost and expense to the Executive, to the extent necessary to (i) defend any lawsuit; (ii) respond to any inquiry from any court or governmental agency related to such materials; (iii) respond to any tax audits; or
        (iv) to respond to any other inquiries which require Executive to have access to such materials.

                4.2. RIGHTS AND REMEDIES UPON BREACH. If the Executive breaches, or threatens to commit a breach, of any of the provisions of Section 4.1, the Employer shall have the rights and remedies set forth in this Section
4.2 of this Agreement, each of which shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer in law or in equity.

                        4.2.1. SPECIFIC PERFORMANCE. The Employer shall have the right and remedy to have the covenants of this Section 4 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Employer and that money damages will not provide adequate remedy to the Employer.

                        4.2.2. ACCOUNTING. The Employer shall have the right and remedy to require the Executive to account for and pay over to the Employer all compensation, profits, monies, accruals, increments or other benefits (collectively, the "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the covenants of Section 4, and the Executive shall account for and pay over such Benefits to the Employer.

                4.3. SEVERABILITY OF COVENANTS. If any court determines that any of the covenants of Section 4, or any part thereof, is invalid or unenforceable, the remainder of the covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.


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                4.4.    BLUE-PENCILING. If any court determines that any of the
covenants of Section 4, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

        5. BINDING EFFECT. The respective obligations of the Employer and the Executive under this Agreement shall inure to the benefit of and be binding upon the Employer and the Executive and the respective successors and assigns of the Employer. This Agreement shall be assignable by the Employer but not by the Executive. As used herein, the term "successors and assigns" shall include any entity which acquires all or substantially all of the assets and businesses of Employer whether by purchase, merger, consolidation or otherwise.

        6. APPLICABLE LAW. The Agreement shall be interpreted and construed in accordance with the laws of the State of New Jersey.

        7. INDEMNIFICATION. The Employer will defend and indemnify the Executive as provided for in the Employer's By-laws, regardless of any subsequent amendment, which may restrict or limit the Executive's right to indemnification as set forth in the By-laws, or repeal of the relevant By-law provisions. Further, the Executive shall be covered by any directors' and officers' insurance policy (the "D&O Policy") provided by the Employer for its officers and directors to the fullest extent that coverage pursuant to any such D&O Policy is provided for the Employer's other officers and directors. Following the termination of the Executive's employment with the Employer, the Executive shall be covered by any then existing or subsequently obtained D&O Policy to the same extent that any such D&O Policy provides coverage officers or directors of the Employer. Following termination of his employment with the Employer, the Executive will be entitled to request and obtain an endorsement or other customary form of confirmation from the carrier of any such D&O Policy that the Executive is covered as a former officer or director of the Employer.

        8. REPRESENTATIONS AND WARRANTIES OF THE EMPLOYER. The Employer represents and warrants that the execution of this Agreement by the Employer has been duly authorized by all required resolutions of its Board and/or Board committees.

        9. NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly issued when hand delivered, or when dispatched to any overnight delivery service, or when deposited for mailing in a United States mailbox or at a United States Post Office if sent postage prepaid and return receipt requested by United States Certified or Registered Mail.

                If to the Executive:

                        Anthony J. Caldarone
                        162 Anchor Drive
                        Vero Beach, Florida  32963

                If the Employer:

                        Calton, Inc.
                        2050 40th Avenue, Suite One
                        Vero Beach, Florida  32960


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or to such other address as any party may have furnished to the other in writing in accordance herewith.

        10. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the Employer and Executive with respect to the employment of the Executive by the Employer, and it supersedes all prior and contemporaneous, written, oral, express and implied communications, agreements and understandings between the Executive and the Employer, its subsidiaries and its other affiliated entities. In the event that any term, or condition or provisions of this Agreement varies from, or is in any way dissimilar to or a conflict with, any term, condition or provision of any of the Employer's benefit plans or any other agreement between the Employer and the Executive, the terms, conditions and provisions of this Agreement will control.

        11. AMENDMENT. No provision of this Agreement may be amended, modified, waived or discharged unless such waiver, amendment, modification or discharge is approved by the Board, or a committee of the Board having appropriate authority, and agreed to in writing signed by both the Executive and the Employer.

        12. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

        13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together constitute one and the same Agreement.

        14. EFFECTIVE DATE. The parties hereto agree that this Agreement is effective and legally binding as of January 1, 2006.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 9th day of January 2006.

WITNESS:

_________________________        _______________________________________________
                                 Anthony J. Caldarone


WITNESS:                         CALTON, INC.

_________________________     By:_______________________________________________
                                 Laura A. Camisa
                                 Chief Financial Officer & Senior Vice President


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